EXHIBIT 10.12
SWINGLINE NOTE

$10,000,000.00	October 31, 2006
     FOR VALUE RECEIVED, the undersigned, NNN APARTMENT REIT HOLDINGS, L.P., a Virginia limited partnership (the “Borrower”), hereby promises to pay to the order of WACHOVIA BANK, NATIONAL ASSOCIATION (the “Swingline Lender”) in care of Agent to Agent’s address at One Wachovia Center, 301 South College Street, Charlotte, North Carolina 28288, or at such other address as may be specified in writing by the Agent to the Borrower, the principal sum of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00) (or such lesser amount as shall equal the aggregate unpaid principal amount of Swingline Loans made by the Swingline Lender to the Borrower under the Credit Agreement), on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount owing hereunder, at the rates and on the dates provided in the Credit Agreement.
     The date, amount of each Swingline Loan, and each payment made on account of the principal thereof, shall be recorded by the Swingline Lender on its books and, prior to any transfer of this Note, endorsed by the Swingline Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Swingline Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Swingline Loans.
     This Note is the Swingline Note referred to in Credit Agreement dated as of October 31, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the financial institutions party thereto and their assignees under Section 12.5 thereof (the “Lenders”), Wachovia Bank, National Association, as Agent, and the other parties thereto, and evidences Swingline Loans made to the Borrower thereunder. Terms used but not otherwise defined in this Note have the respective meanings assigned to them in the Credit Agreement.
     The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Swingline Loans upon the terms and conditions specified therein.
     Except as permitted by Sections 11.8 and 12.5(d) of the Credit Agreement, this Note may not be assigned by the Swingline Lender to any other Person.
     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.
     The Borrower hereby waives presentment for payment, demand, notice of demand, notice of non-payment, protest, notice of protest and all other similar notices.
     Time is of the essence for this Note.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Swingline Note under seal as of the date first written above.

NNN APARTMENT REIT HOLDINGS, L.P., a Virginia limited partnership

By:	NNN Apartment REIT, Inc., its sole General Partner

	By:	/s/ Shannon K S. Johnson

Name: Shannon K S. Johnson
Title: Chief Financial Officer

[SEAL]

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